July 2008 Filed pursuant to Rule 433 dated July 2, 2008 relating to Preliminary Pricing Supplement No. 708 dated July 1, 2008 to Registration Statement No. 333-131266

S T R U C T U R E D  I N V E S T M E N T S
Opportunities in Equities
Buffered Securities due November 30, 2011
Based on the Performance of a Basket of Financial Services Sector Stocks
The Buffered Securities offer exposure to a basket of financial services sector stocks while providing some protection against negative performance of the basket.  Once the basket has decreased in value below a specified buffer amount, the investor is exposed to the negative performance, subject to a minimum payment at maturity.  At maturity, (a) if the basket has appreciated in value, investors will receive the stated principal amount of their investment plus any upside performance of the basket and (b) if the basket has depreciated in value, and (i) if the value of the basket has not declined below the  buffer amount of 15%, the Buffered Securities will redeem for par or (ii) if the value of the basket has declined below the buffer amount, investors will lose 1% for every 1% decline below the buffer amount, subject to a minimum payment at maturity.
SUMMARY TERMS
Issuer:	Morgan Stanley
Issue price:	$1,000 per Buffered Security (See “Commissions and Issue Price” below)
Stated principal amount:	$1,000 per Buffered Security
Pricing date:	July 24, 2008
Original issue date:	July 31, 2008 (5 business days after the pricing date)
Maturity date:	November 30, 2011
Aggregate principal amount:	$
Basket:	Issuer of basket stocks	Ticker symbol	Exchange	Percentage of initial basket value	Multiplier	Initial price of basket stock	Initial value per basket stock
	ACE Limited	ACE	NYSE	5%			$5
	Aflac Incorporated	AFL	NYSE	5%			$5
	The Allstate Corporation	ALL	NYSE	5%			$5
	American Express Company	AXP	NYSE	5%			$5
	American International Group, Inc.	AIG	NYSE	5%			$5
	Bank of America Corporation	BAC	NYSE	5%			$5
	The Bank of New York Mellon Corporation	BK	NYSE	5%			$5
	The Charles Schwab Corporation	SCHW	NASDAQ	5%			$5
	Citigroup Inc.	C	NYSE	5%			$5
	The Goldman Sachs Group, Inc.	GS	NYSE	5%			$5
	JPMorgan Chase & Co.	JPM	NYSE	5%			$5
	Loews Corporation	L	NYSE	5%			$5
	Merrill Lynch & Co., Inc.	MER	NYSE	5%			$5
	PNC Financial Services Group, Inc.	PNC	NYSE	5%			$5
	Prudential Financial, Inc.	PRU	NYSE	5%			$5
	State Street Corporation	STT	NYSE	5%			$5
	The Travelers Companies, Inc.	TRV	NYSE	5%			$5
	U.S. Bancorp	USB	NYSE	5%			$5
	Wachovia Corporation	WB	NYSE	5%			$5
	Wells Fargo & Company	WFC	NYSE	5%			$5
Payment at maturity:
At maturity you will receive an amount per Buffered Security equal to:
¡  If the final basket value is greater than the initial basket value:
$1,000 + upside payment
There will be no maximum payment at maturity.
¡  If the final basket value is less than or equal to the initial basket value but has declined by an amount less than or equal to the buffer amount of 15% from its initial value:
$1,000
¡  If the final basket value is less than the initial basket value and has declined by an amount more than the buffer amount of 15% from its initial value:
($1,000 x basket performance factor) + $150
This amount will be less than the stated principal amount of $1,000.  However, under no circumstances will the Buffered Securities pay less than $150 per Buffered Security at maturity.

CUSIP:	617482AB0
Listing:	The Buffered Securities will not be listed on any securities exchange.
Agent:	Morgan Stanley & Co. Incorporated
Terms Continued:	Please see page 2 for further summary terms
Commissions and Issue Price:	Price to public	Agent’s commissions(1)	Proceeds to company
Per Buffered Security	$1,000	$	$
Total		$	$
(1)  For additional information, see “Supplemental Information Concerning Plan of Distribution” in the accompanying preliminary pricing supplement and “Plan of Distribution” in the accompanying prospectus supplement.

You should read this document together with the preliminary pricing supplement describing the offering, and the related prospectus supplement and prospectus, each of which can be accessed via the hyperlinks below, before you decide to invest.

Preliminary Pricing Supplement No. 708 dated July 1 , 2008
Amendment No. 1 to Prospectus Supplement dated July 24, 2007           Prospectus dated January 25, 2006

The issuer has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates.  Before you invest, you should read the prospectus in that registration statement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering.  You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the issuer, any underwriter or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-584-6837.

Buffered Securities due November 30, 2011
Based on the Performance of a Basket of Financial Services Sector Stocks

SUMMARY TERMS:	Continued from cover page
Buffer amount:	15%
Interest:	None
Upside payment:	$1,000 x basket percentage increase x participation rate
Basket percentage increase:	(final basket value – initial basket value) / initial basket value
Participation Rate:	100%
Maximum payment at maturity	There is no maximum payment at maturity.
Minimum payment at maturity	$150 per Buffered Security (15% of the stated principal amount)
Basket performance factor:	final basket value / initial basket value
Initial basket value:	100
Final basket value:	The basket value on the basket valuation date
Basket value:	The basket value on any date equals the sum of the products of the closing price and the multiplier for each basket stock, each determined as of such date by the calculation agent.
Multiplier
The multiplier for each basket stock will reflect the fractional amount of each basket stock included in the basket based on the initial weighting and the price of each basket stock on the pricing date.  The multiplier for each basket stock will remain constant for the term of the Buffered Securities, unless adjusted for certain corporate events relating to the issuer of that basket stock.

Basket valuation date:	November 28, 2011, subject to adjustment for market disruption events.

July 2008	Page 2

Buffered Securities due November 30, 2011
Based on the Performance of a Basket of Financial Services Sector Stocks

Investment Overview

Buffered Securities

The Buffered Securities due November 30, 2011 based on the performance of a basket of financial services sector stocks (the “Buffered Securities”) can be used:

▪	To gain access to a basket of financial services sector stocks.

▪
As an alternative to direct exposure to the underlying basket that provides a buffer against a specified level of negative performance in the underlying basket and protects a portion of the invested principal against negative performance.

The Buffered Securities are exposed on a 1:1 basis to the negative performance of the underlying basket below the specified buffer amount.  In no event will the Buffered Securities pay less than the minimum payment at maturity of $150 per Buffered Security.

Maturity:	3.33 years
Participation rate:	100%
Buffer amount:	15%
Minimum payment at maturity:	15% of the stated principal amount ($150) is protected
Interest:	None

Basket Overview

The basket consists of the following twenty financial services sector stocks:

Basket Stocks as of June 27, 2008:
Issuer of basket stocks:	Ticker Symbol:	Current Price:	52 Weeks Ago:	52 Week High:	52 Week Low:
ACE Limited	ACE	55.24	61.95	63.97 (on 7/03/07)	53.66 (on 3/14/08)
Aflac Incorporated	AFL	63.05	52.28	68.22 (on 4/28/08)	50.70 (on 7/10/07)
The Allstate Corporation	ALL	46.52	60.59	62.09 (on 7/3/07)	45.72 (on 2/11/08)
American Express Company	AXP	38.04	61.53	65.55 (on 7/19/07)	38.04 (on 6/27/08)
American International Group, Inc.	AIG	27.75	70.60	70.60 (on 6/27/07)	27.75 (on 6/27/08)
Bank of America Corporation	BAC	24.59	49.19	52.71 (on 10/05/07)	24.59 (on 6/27/08)
The Bank of New York Mellon Corporation	BK	38.63	43.80	49.82 (on 12/24/07)	38.63 (on 6/27/08)
The Charles Schwab Corporation	SCHW	20.72	20.66	25.55 (on 12/31/07)	17.90 (on 8/14/07)
Citigroup Inc.	C	55.24	51.81	52.84 (on 7/12/07)	17.25 (on 6/27/08)
The Goldman Sachs Group, Inc.	GS	174.56	219.33	247.92 (on 10/31/07)	151.02 (on 3/17/08)
JPMorgan Chase & Co.	JPM	35.05	49.24	50.05 (on 7/13/07)	35.05 (on 6/27/08)
Loews Corporation	L	47.52	51.45	52.39 (on 7/03/07)	39.19 (on 3/17/08)
Merrill Lynch & Co., Inc.	MER	32.70	86.26	8.39 (on 7/16/07)	32.70 (on 6/27/08)
PNC Financial Services Group, Inc.	PNC	58.00	72.01	73.89 (on 12/06/07)	56.55 (on 6/23/08)
Prudential Financial, Inc.	PRU	63.76	98.44	101.09 (on 10/12/07)	63.76 (on 6/27/08)
State Street Corporation	STT	84.85	68.73	85.37 (on 1/03/08)	59.48 (on 8/30/07)
The Travelers Companies, Inc.	TRV	44.30	52.93	55.18 (on 12/10/07)	44.11 (on 6/26/08)
U.S. Bancorp	USB	28.31	33.38	34.93 (on 5/01/08)	28.31 (on 6/27/08)
Wachovia Corporation	WB	16.22	52.06	52.64 (on 7/13/07)	16.22 (on 6/27/08)
Wells Fargo & Company	WFC	24.03	35.33	37.47 (on 10/05/08)	24.03 (on 6/27/08)

July 2008	Page 3

Buffered Securities due November 30, 2011
Based on the Performance of a Basket of Financial Services Sector Stocks

Historical Basket Value January 1, 2003 through June 27, 2008

The graph is calculated to show the historical daily values of the basket during the period from January 1, 2003 to June 27, 2008 assuming that the multipliers had been determined so that each basket stock would represent its proportionate value of the initial basket value on January 2, 2003.  The graph does not attempt to show your expected return on an investment in the Buffered Securities.  The historical values of the basket should not be taken as an indication of its future performance.

For further information on each of the basket stocks, please consult Annex A.

July 2008	Page 4

Buffered Securities due November 30, 2011
Based on the Performance of a Basket of Financial Services Sector Stocks

Key Investment Rationale

These Buffered Securities offer 1:1 exposure to the positive performance of the underlying basket and provide a buffer against a decline of 15% in the underlying basket, ensuring a minimum return of $150 at maturity.

Payment Scenario 1
The underlying basket increases in value and, at maturity, the Buffered Securities redeem for the stated principal amount of $1,000 plus 100% of the basket percentage increase, which is not subject to a maximum payment amount.

Payment Scenario 2	The underlying basket declines in value by no more than 15% and, at maturity, the Buffered Securities redeem for the stated principal amount of $1,000.
Payment Scenario 3
The underlying basket declines in value by more than 15% and, at maturity, the Buffered Securities redeem for less than the stated principal amount by an amount that is proportionate to the percentage decrease below the buffer amount of 15% of the initial basket value.  (Example: if the basket decreases in value by 30%, the Buffered Securities will redeem for $850 per Buffered Security.)  The minimum payment at maturity is $150 per Buffered Security.

Summary of Selected Key Risks (see page 11)

▪	The Buffered Securities do not pay interest and provide only a minimum return of 15% of your principal at maturity

▪	Market price of the Buffered Securities may be influenced by many unpredictable factors

▪	The basket stocks are concentrated in the financial services sector

▪	The Buffered Securities will not be listed and secondary trading may be limited

▪	The inclusion of commissions and projected profit from hedging in the original issue price is likely to adversely affect secondary market prices

▪	Changes in the value of one or more of the basket stocks may offset each other

▪	Basket stock prices are volatile

▪	Morgan Stanley is not affiliated with the issuers of the basket stocks

▪	Morgan Stanley may engage in business with or involving one or more of the issuers of the basket stocks without regard to your interests

▪	Investors in the Buffered Securities have no shareholder rights

▪	The Buffered Securities may come to be based on the value of the common stock of companies other than the issuers of the basket stocks

▪	The adjustments to the multipliers the calculation agent is required to make do not cover every corporate event that can affect the basket stocks

▪	The economic interests of the calculation agent and other of our affiliates are potentially adverse to your interests

▪	Hedging and trading activity by the calculation agent and its affiliates could potentially affect the value of the Buffered Securities

▪	The U.S. federal income tax consequences of an investment in the Buffered Securities are uncertain

July 2008	Page 5

Buffered Securities due November 30, 2011
Based on the Performance of a Basket of Financial Services Sector Stocks

Fact Sheet

The Buffered Securities offered are senior unsecured obligations of Morgan Stanley, will pay no interest and provide only a minimum return of 15% of the stated principal amount at maturity and have the terms described in the accompanying preliminary pricing supplement, prospectus supplement and the prospectus.  At maturity, an investor will receive for each stated principal amount of Buffered Securities that the investor holds, an amount in cash that may be greater than, equal to or less than the stated principal amount based upon the basket value as of the basket valuation date.  Under no circumstances will the payment at maturity be less than $150 per Buffered Security.  The Buffered Securities are senior notes issued as part of Morgan Stanley’s Series F Global Medium-Term Notes program.

Expected Key Dates
Pricing date:	Original issue date (settlement date):	Maturity date:
July 24, 2008	July 31, 2008 (5 business days after the pricing date)	November 30, 2011, subject to postponement due to a market disruption event

Key Terms
Issuer:	Morgan Stanley
Issue price:	100% ($1,000 per Buffered Security)
Aggregate principal amount	$
Stated principal amount:	$1,000 per Buffered Security
Denominations:	$1,000 per Buffered Security and integral multiples thereof
Interest:	None
Basket:	Issuer of basket stocks	Ticker symbol	Exchange	Percentage of initial basket value	Multiplier	Initial price of basket stock	Initial value per basket Stock
	ACE Limited	ACE	NYSE	5%			$5
	Aflac Incorporated	AFL	NYSE	5%			$5
	The Allstate Corporation	ALL	NYSE	5%			$5
	American Express Company	AXP	NYSE	5%			$5
	American International Group, Inc.	AIG	NYSE	5%			$5
	Bank of America Corporation	BAC	NYSE	5%			$5
	The Bank of New York Mellon Corporation	BK	NYSE	5%			$5
	The Charles Schwab Corporation	SCHW	NASDAQ	5%			$5
	Citigroup Inc.	C	NYSE	5%			$5
	The Goldman Sachs Group, Inc.	GS	NYSE	5%			$5
	JPMorgan Chase & Co.	JPM	NYSE	5%			$5
	Loews Corporation	L	NYSE	5%			$5
	Merrill Lynch & Co., Inc.	MER	NYSE	5%			$5
	PNC Financial Services Group, Inc.	PNC	NYSE	5%			$5
	Prudential Financial, Inc.	PRU	NYSE	5%			$5
	State Street Corporation	STT	NYSE	5%			$5
	The Travelers Companies, Inc.	TRV	NYSE	5%			$5
	U.S. Bancorp	USB	NYSE	5%			$5
	Wachovia Corporation	WB	NYSE	5%			$5
	Wells Fargo & Company	WFC	NYSE	5%			$5

Payment at maturity:
At maturity you will receive an amount per Buffered Security equal to:
¡ If the final basket value is greater than the initial basket value:
$1,000 + upside payment
There will be no maximum payment at maturity.
¡ If the final basket value is less than or equal to the initial basket value but has declined by an amount less than or equal to the buffer amount of 15% from its initial value:
$1,000
¡ If the final basket value is less than the initial basket value and has declined by an amount more than the buffer amount of 15% from its initial value:
($1,000 x basket performance factor) + $150
This amount will be less than the stated principal amount of $1,000.  However, under no circumstances will the Buffered Securities pay less than $150 per Buffered Security at maturity.

Upside payment:	$1,000 x basket percentage increase x participation rate
Participation rate:	100%
Risk factors:	Please see “Risk Factors” on page 11
Maximum payment at maturity:	There is no maximum payment at maturity.

July 2008	Page 6

Buffered Securities due November 30, 2011
Based on the Performance of a Basket of Financial Services Sector Stocks

Multiplier
The multiplier for each basket stock will reflect the fractional amount of each basket stock included in the basket based on the initial weighting and the price of each basket stock on the pricing date.  The multiplier for each basket stock will remain constant for the term of the Buffered Securities unless adjusted for certain corporate events relating to the issuer of that basket stock.

Basket percentage increase:	(final basket value – initial basket value) / initial basket value
Basket performance factor:	final basket value / initial basket value
Initial basket value:	100
Final basket value:	The basket value on the basket valuation date.
Basket value:	The basket value on any date equals the sum of the products of the closing price and the multiplier for each basket stock, each determined as of such date by the calculation agent.
Basket valuation date:	November 28, 2011, subject to adjustment for market disruption events.
Minimum payment at maturity:	$150 per Buffered Security (15% of the stated principal amount)
Buffer amount:	15%
Interest	None
Postponement of maturity date:
If due to a market disruption event or otherwise, any basket valuation date occurs on or after November 29, 2011, the maturity date will be postponed until the second scheduled trading day following the final basket valuation date with respect to any basket stock.

General Terms
Listing:	The Buffered Securities will not be listed on any securities exchange
CUSIP:	617482AB0
Tax considerations:
You should note that the discussion under “United States Federal Taxation” in the accompanying prospectus supplement does not apply to the Buffered Securities offered under this document and is superseded by the following discussion.

Although the issuer believes each Buffered Security should be treated as a single financial contract that is an “open transaction” for U.S. federal income tax purposes, there is uncertainty regarding the U.S. federal income tax consequences of an investment in the Buffered Securities.

Assuming this characterization of the Buffered Securities is respected, the following U.S. federal income tax consequences should result:
▪ a U.S. Holder should not be required to recognize taxable income over the term of the Buffered Securities prior to maturity, other than pursuant to a sale or exchange; and
▪ upon sale, exchange or settlement of the Buffered Securities at maturity, a U.S. Holder should recognize gain or loss equal to the difference between the amount realized and the U.S. Holder’s tax basis in the Buffered Securities. Such gain or loss should be long-term capital gain or loss if the holding period of the Buffered Securities is more than one year at the time of sale, exchange, or settlement, and short-term capital gain or loss otherwise.

On December 7, 2007, the Treasury Department and the Internal Revenue Service (the “IRS”) released a notice requesting comments on the U.S. federal income tax treatment of “prepaid forward contracts” and similar instruments, such as the Buffered Securities.  The notice focuses in particular on whether to require holders of these instruments to accrue income over the term of their investment.  It also asks for comments on a number of related topics, including the character of income or loss with respect to these instruments; the relevance of factors such as the exchange-traded status of the instruments and the nature of the underlying property to which the instruments are linked; the degree, if any, to which income (including any mandated accruals) realized by non-U.S. investors should be subject to withholding tax; and whether these instruments are or should be subject to the “constructive ownership” regime, which very generally can operate to recharacterize certain long-term capital gain as ordinary income that is subject to an interest charge.  While the notice requests comments on appropriate transition rules and effective dates, any Treasury regulations or other guidance promulgated after consideration of these issues could materially and adversely affect the tax consequences of an investment in the Buffered Securities, possibly with retroactive effect.  Both U.S. and Non-U.S. Holders should consult their tax advisers regarding the U.S. federal income tax consequences of an investment in the Buffered Securities, including possible alternative treatments and the issues presented by this notice.

Both U.S. and non-U.S. investors should read the discussion under “Risk Factors” in this document and the discussion under “United States Federal Taxation” in the accompanying preliminary pricing supplement concerning the U.S. federal income tax consequences of an investment in the Buffered Securities.

Trustee	The Bank of New York Mellon (as successor trustee to JPMorgan Chase Bank, N.A.)

July 2008	Page 7

Buffered Securities due November 30, 2011
Based on the Performance of a Basket of Financial Services Sector Stocks

Calculation agent	Morgan Stanley & Co. Incorporated (“MS & Co.”)
Use of proceeds and hedging
The net proceeds we receive from the sale of the Buffered Securities will be used for general corporate purposes and, in part, in connection with hedging our obligations under the Buffered Securities through one or more of our affiliates.

On or prior to the pricing date, we, through our affiliates or others, will hedge our anticipated exposure in connection with the Buffered Securities by taking positions in the basket stocks or in options contracts on the basket stocks that are listed on major securities or positions in any other available securities or instruments that we may wish to use in connection with such hedging.

Such purchase activity could potentially increase the prices of the basket stocks, and, therefore, increase the prices at which the basket stocks must close on the basket valuation date before investors would receive at maturity a payment that exceeds the stated principal amount of the Buffered Securities.  For further information on our use of proceeds and hedging, see “Use of Proceeds and Hedging” in the accompanying preliminary pricing supplement describing this offering.

ERISA	See “ERISA” in the accompanying preliminary pricing supplement describing this offering.
Contact:
Morgan Stanley clients may contact their local Morgan Stanley branch office or our principal executive offices at 1585 Broadway, New York, New York 10036 (telephone number (866) 477-4776).  All other clients may contact their local brokerage representative.  Third-party distributors may contact Morgan Stanley Structured Investment Sales at (800) 233-1087.

This offering summary represents a summary of the terms and conditions of the Buffered Securities.  We encourage you to read the accompanying preliminary pricing supplement, prospectus supplement and prospectus for this offering, which can be accessed via the hyperlinks on the front page of this document.

July 2008	Page 8

Buffered Securities due November 30, 2011
Based on the Performance of a Basket of Financial Services Sector Stocks

How Buffered Securities Work

Payoff Diagram

The payoff diagram below illustrates the payment at maturity on the Buffered Securities based on the following terms:

▪ Stated principal amount:	$1,000
▪ Participation rate:	100%
▪ Buffer amount:	15%

Buffered Securities Payoff Diagram

How it works

▪
If the final basket value is greater than the initial basket value, the payouts on the Buffered Securities at maturity are equal to $1,000 plus the product of $1,000 times the basket percentage increase times the participation rate.  There is no maximum payment at maturity on the Buffered Securities.

▪
If the final basket value is less than or equal to the initial basket value but has declined by an amount less than or equal to 15% from its initial value, the payouts on the Buffered Securities at maturity are equal to the stated principal amount of $1,000 per Buffered Security.

▪
If the final basket value is less than the initial basket value and has declined by an amount more than 15% from its initial value, the payouts on the Buffered Securities at maturity are equal to $1,000 times the basket performance factor plus $150, and are consequently amounts less than or equal to the $1,000 stated principal amount of each Buffered Security.  The payout at maturity on the Buffered Securities will under no circumstances be less than $150 per Buffered Security.

▪	For example, if the underlying basket depreciates by 30%, investors will lose 15% of their principal and receive only $850 at maturity, or 85% of the stated principal amount.

July 2008	Page 9

Buffered Securities due November 30, 2011
Based on the Performance of a Basket of Financial Services Sector Stocks

Payment at Maturity

At maturity, investors will receive for each $1,000 stated principal amount of Buffered Securities that they hold an amount in cash based upon the closing value of the underlying basket on the valuation date, as determined as follows:

If the final basket value is greater than the initial basket value:

$1,000    +    Upside Payment:

where,

If the final basket value is less than or equal to the initial basket value but has declined by an amount less than or equal to the buffer amount of 15% from its initial value:

The stated principal amount of $1,000

If the final basket value is less than the initial basket value and has declined by an amount more than the buffer amount of 15% from its initial value:

($1,000 X Basket Performance Factor) + $150

where,

Because in this case the basket performance factor will be is less than 0.85, the payment at maturity will be less than the stated principal amount.  However, under no circumstances will the payment at maturity be less than $150 per Buffered Security.

July 2008	Page 10

Buffered Securities due November 30, 2011
Based on the Performance of a Basket of Financial Services Sector Stocks

Risk Factors

The following is a non-exhaustive list of certain key risk factors for investors in the Buffered Securities. For further discussion of these and other risks, you should read the section entitled “Risk Factors” in the accompanying preliminary pricing supplement.  We also urge you to consult your investment, legal, tax, accounting and other advisers before you invest in the Buffered Securities.

Risk Factors

▪
The Buffered Securities do not pay interest and provide only a minimum return of 15% of principal at maturity.  The terms of the Buffered Securities differ from those of ordinary debt securities in that the Buffered Securities do not pay interest and provide a minimum payment at maturity of only 15% of the stated principal amount of each Buffered Security.  Instead, at maturity you will receive for each $1,000 stated principal amount of Buffered Securities that you hold an amount in cash based upon the final basket value.  If the final basket value is less than the initial basket value and has declined by an amount more than the buffer amount of 15% from its initial basket value, you will receive for each Buffered Security that you hold a payment at maturity that is less than the stated principal amount of each Buffered Security by an amount proportionate to the decline in the value of the underlying basket below the buffer amount, as expressed by the basket performance factor.

▪
Market price of the Buffered Securities may be influenced by many unpredictable factors.  Several factors, many of which are beyond our control, will influence the value of the Buffered Securities in the secondary market and the price at which MS & Co. may be willing to purchase or sell the Buffered Securities in the secondary market, including: the market price and relative performance of each of the basket stocks at any time and, in particular, on the basket valuation date; volatility (frequency and magnitude of changes in price) of each of the basket stocks; interest and yield rates in the market; dividend yield of the basket stocks, if any; geopolitical conditions and economic, financial, political and regulatory or judicial events that affect the basket stocks, financial services industry or stock markets generally and which may affect the final basket value; time remaining until the Buffered Securities mature, the occurrence of certain events affecting a particular basket stock that may or may not require an adjustment to its multiplier or to the basket and our creditworthiness.

▪
The basket stocks are concentrated in the financial services sector.  All or substantially all of the basket stocks are issued by companies whose primary business is directly associated with the financial services sector, including the following sub-sectors: banking, mortgage finance, consumer finance, specialized finance, investment banking and brokerage, asset management and custody, corporate lending, insurance and financial investment, and real estate.  Because the value of the Buffered Securities is linked to the performance of the basket, an investment in the Buffered Securities will be concentrated in the financial services sector.

Financial services companies are subject to specific and substantial risks, including, without limitation, significant competition and extensive current and potentially changing government regulation which may limit both the amounts and types of loans and other financial commitments they can make, the businesses they can enter and the interest rates and fees they can charge.  The ability of companies in the financial services sector to generate profits is largely dependent on the availability and cost of capital funds, which may fluctuate significantly when interest rates or company credit ratings change.  Recent losses related to the financial difficulties of borrowers involved in “sub-prime” lending practices and other recent developments in the credit market have and will likely continue to cause a great deal of volatility in the financial services sector.  The stock prices of financial institutions, especially those engaged in investment banking, brokerage and banking businesses, have historically been unpredictable, with significant stock price fluctuations in response to reported trading losses in proprietary trading businesses, actual or perceived problems related to risk management systems, the amount of total leverage, liquidity of assets or capital resources, the strength of the mergers and acquisitions and capital markets businesses and general economic conditions, among other factors.  Insurance companies, which are the issuers of some of the basket stocks, have been and may continue to be subject to severe price competition.  As a result, the value of the Buffered Securities may be subject to greater volatility and be more adversely affected by a single economic, political or regulatory occurrence affecting the financial services sector or one of the sub-sectors of the financial services sector than a different investment linked to securities of a more broadly diversified group of issuers.

July 2008	Page 11

Buffered Securities due November 30, 2011
Based on the Performance of a Basket of Financial Services Sector Stocks

▪
The Buffered Securities will not be listed and secondary trading may be limited.  The Buffered Securities will not be listed on any securities exchange.  Therefore, there may be little or no secondary market for the Buffered Securities.  MS & Co. currently intends to act as a market maker for the Buffered Securities but is not required to do so.  Even if there is a secondary market, it may not provide enough liquidity to allow you to trade or sell the Buffered Securities easily.  Because we do not expect that other market makers will participate significantly in the secondary market for the Buffered Securities, the price at which you may be able to trade your Buffered Securities is likely to depend on the price, if any, at which MS & Co. is willing to transact.  If, at any time, MS & Co. were to cease acting as a market maker, it is likely that there would be no secondary market for the Buffered Securities.  Because it is not possible to predict whether the market for the Buffered Securities will be liquid or illiquid, you should be willing to hold your Buffered Securities to maturity.

▪
The inclusion of commissions and projected profit from hedging in the original issue price is likely to adversely affect secondary market prices.  Assuming no change in market conditions or any other relevant factors, the price, if any, at which MS & Co. is willing to purchase Buffered Securities in secondary market transactions will likely be lower than the original issue price, since the original issue price included, and secondary market prices are likely to exclude, commissions paid with respect to the Buffered Securities, as well as the projected profit included in the costs of hedging our obligations under the Buffered Securities.  In addition, any such prices may differ from values determined by pricing models used by MS & Co., as a result of dealer discounts, mark-ups or other transaction costs.

▪
Changes in the value of one or more of the basket stocks may offset each other.  Price movements in the basket stocks may not correlate with each other.  At a time when the value of one basket stock increases, the value of any other basket stock may not increase as much or may even decline in value.  Therefore, in calculating the basket value on the basket valuation date, increases in the value of one basket stock may be moderated, or wholly offset, by lesser increases or declines in the value of any other basket stock.  You can review the historical prices of each of the basket stocks for each calendar quarter in the period from January 1, 2005 through June 27, 2008 in Annex A, as well as a graph of historical basket values for the period from January 1, 2003 through June 27, 2008 in the section called “Basket Overview”.  You cannot predict the future performance of any of the basket stocks or of the basket as a whole, or whether increases in the prices of any of the basket stocks will be offset by decreases in the prices of other basket stocks, based on historical performance.  In addition, there can be no assurance that the final basket value will be higher than 100 so that you will receive at maturity an amount in excess of the stated principal amount of the Buffered Securities.

▪
Basket stock prices are volatile.  The trading prices of common stocks can be volatile.  Fluctuations in the trading prices of the basket stocks may result in a significant disparity between the value of the basket stocks on any or all of the basket valuation date and the overall performance of the basket stocks over the term of the Buffered Securities.

▪
Morgan Stanley is not affiliated with the issuers of the basket stocks.  We are not affiliated with any of the issuers of the basket stocks and the issuers of the basket stocks are not involved with this offering in any way.  Consequently, we have no ability to control the actions of the issuers of the basket stocks, including any corporate actions of the type that would require the calculation agent to adjust the multipliers of the basket stocks.  The issuers of the basket stocks have no obligation to consider your interests as an investor in the Buffered Securities in taking any corporate actions that might affect the value of your Buffered Securities.  None of the money you pay for the Buffered Securities will go to the issuers of the basket stocks.

▪
Morgan Stanley may engage in business with or involving one or more of the issuers of the basket stocks without regard to your interests.  We or our affiliates may presently or from time to time engage in business with one or more of the issuers of the basket stocks without regard to your interests, including extending loans to, or making equity investments in, one or more of the issuers of the basket stocks or their affiliates or subsidiaries or providing advisory services to one or more of the issuers of the basket stocks, such as merger and acquisition advisory services.  In the course of our business, we or our affiliates may acquire non-public information about one or more of the issuers of the basket stocks.  Neither we nor any of our affiliates undertakes to disclose any such information to you.  In addition, we or our affiliates from time to time have published and in the future may publish research reports with respect to the basket stocks.  These research reports may or may not recommend that investors buy or hold the basket stocks. The basket was compiled independently of any research recommendations and may not be consistent with such recommendations.  Furthermore, the composition of the basket will not be affected by any change that we or our affiliates may make in our recommendations or decisions to begin or discontinue coverage of any of the issuers of the basket stocks in our research reports.

July 2008	Page 12

Buffered Securities due November 30, 2011
Based on the Performance of a Basket of Financial Services Sector Stocks

▪
You have no shareholder rights.  Investing in the Buffered Securities is not equivalent to investing in the basket stocks.  As an investor in the Buffered Securities, you will not have voting rights or the right to receive dividends or other distributions or any other rights with respect to the basket stocks.

▪
The Buffered Securities may come to be based on the value of the common stock of companies other than the issuers of the basket stocks.  Following certain corporate events relating to any basket stock, such as a merger event where holders of such basket stock would receive all or a substantial portion of their consideration in cash or a significant cash dividend or distribution of property with respect to such basket stock, the stock prices used to calculate your return on the Buffered Securities will be based on the common stock of three companies in the same financial services industry group as the affected basket stock in lieu of, or in addition to, such basket stock.  Following certain other corporate events, such as a stock-for-stock merger where the issuer of a basket stock is not the surviving entity, the stock prices used to calculate your return on the Buffered Securities may be based on the common stock of a successor corporation to the issuer.  We describe the specific corporate events that can lead to these adjustments and the procedures for selecting those other reference stocks in the section of the accompanying preliminary pricing supplement called “Description of Buffered Securities—Adjustments to the Multipliers.”  The occurrence of such corporate events and the consequent adjustments may materially and adversely affect the market price of the Buffered Securities.

▪
The adjustments to the multipliers do not cover every event that can affect the basket stocks.  MS & Co., as calculation agent, will adjust the multiplier for a basket stock for certain events affecting that basket stock, such as stock splits and stock dividends, and certain other corporate actions involving the issuer of that basket stock, such as mergers.  However, the calculation agent will not make an adjustment for every corporate event or every distribution that could affect the basket stocks.  For example, the calculation agent is not required to make any adjustments if the issuer of a basket stock or anyone else makes a partial tender or partial exchange offer for that basket stock.  If an event occurs that does not require the calculation agent to adjust the multiplier, the market price of the Buffered Securities may be materially and adversely affected.  The determination by the calculation agent to adjust, or not to adjust, the multiplier may materially and adversely affect the market price of the Buffered Securities.

▪
The economic interests of the calculation agent and other of our affiliates are potentially adverse to your interests.  The economic interests of the calculation agent and other of our affiliates are potentially adverse to your interests as an investor in the Buffered Securities.  As calculation agent, MS & Co. will calculate the final basket value and determine what adjustments should be made, if any, to the multiplier for each basket stock to reflect certain corporate and other events and whether a market disruption event has occurred.  Determinations made by MS & Co., in its capacity as calculation agent, including adjustments to the multipliers, may affect the payment, if any, you will receive at maturity.  See the sections of the accompanying preliminary pricing supplement called “Description of Buffered Securities—Market Disruption Event” and “—Adjustments to the Multipliers.”

▪
Hedging and trading activity by the calculation agent and its affiliates could potentially affect the value of the Buffered Securities.  MS & Co. and other affiliates of ours will carry out hedging activities related to the Buffered Securities, including trading in the basket stocks and in options contracts on the basket stocks, as well as in other instruments related to the basket stocks.  MS & Co. and some of our other affiliates also trade the basket stocks and other financial instruments related to the basket stocks on a regular basis as part of their general broker-dealer and other businesses.  Any of these hedging or trading activities on or prior to the day we price the Buffered Securities for initial sale to the public could potentially increase the prices of the basket stocks and, therefore, the prices at which the basket stocks must close on the basket valuation date before you receive a payment at maturity that exceeds the principal amount of the Buffered Securities.  Additionally, such hedging or trading activities during the valuation period at maturity of the Buffered Securities could potentially affect the value of the basket stocks on the basket valuation date and, therefore, the amount of cash you will receive at maturity.

▪
The U.S. federal income tax consequences of an investment in the Buffered Securities are uncertain. Please read the discussion under “Fact Sheet ― General Information ― Tax Considerations” in this document and the discussion under “United States Federal Taxation” in the accompanying preliminary pricing supplement (the “Tax Disclosure Sections”) concerning the U.S. federal income tax consequences of an investment in the Buffered Securities.  If the IRS were successful in asserting an alternative characterization or treatment for the Buffered Securities, the timing and character of income on the Buffered Securities might differ significantly from the tax treatment described in the Tax Disclosure Sections.  For example, under one possible characterization, U.S. Holders could be required to accrue original

July 2008	Page 13

Buffered Securities due November 30, 2011
Based on the Performance of a Basket of Financial Services Sector Stocks

issue discount on the Buffered Securities every year at a “comparable yield” determined at the time of issuance and recognize all income and gain in respect of the Buffered Securities as ordinary income. The issuer does not plan to request a ruling from the IRS regarding the tax treatment of the Buffered Securities, and the IRS or a court may not agree with the tax treatment described in this document and the accompanying preliminary pricing supplement. On December 7, 2007, the Treasury Department and the IRS released a notice requesting comments on the U.S. federal income tax treatment of “prepaid forward contracts” and similar instruments, such as the Buffered Securities. The notice focuses in particular on whether to require holders of these instruments to accrue income over the term of their investment. It also asks for comments on a number of related topics, including the character of income or loss with respect to these instruments; the relevance of factors such as the nature of the underlying property to which the instruments are linked; the degree, if any, to which income (including any mandated accruals) realized by non-U.S. investors should be subject to withholding tax; and whether these instruments are or should be subject to the “constructive ownership” regime. While the notice requests comments on appropriate transition rules and effective dates, any Treasury regulations or other guidance promulgated after consideration of these issues could materially and adversely affect the tax consequences of an investment in the Buffered Securities, possibly with retroactive effect. Both U.S. and Non-U.S. Holders should consult their tax advisers regarding the U.S. federal income tax consequences of an investment in the Buffered Securities, including possible alternative treatments and the issues presented by this notice.

July 2008	Page 14

Buffered Securities due November 30, 2011
Based on the Performance of a Basket of Financial Services Sector Stocks

Annex A

Price and Historical Information Available for Basket Stocks

The historical information on the basket stocks contained in this Annex A includes tables setting forth the published high and low closing prices for each basket stock during 2005, 2006, 2007 and 2008 through June 27, 2008. We obtained the information in the tables included in this Annex A from Bloomberg Financial Markets, and we believe such information to be accurate.

The historical prices of the basket stocks set forth in this Annex A should not be taken as an indication of future performance, and no assurance can be given as to the level of the basket stocks on the basket valuation date.  The basket value may be lower on the basket valuation date than on the date hereof so that you will receive less than the $1,000 principal amount of the Buffered Securities at maturity.  We cannot give you any assurance that the basket value will increase so that at maturity you receive a payment in excess of the principal amount of Buffered Securities.  Because your return is linked to the value of the basket stocks at maturity, there is no guaranteed return of 100% of principal.

If the final basket value is less than the initial basket value, you will lose money on your investment proportionate to the decrease in the basket value below 85% of the initial basket value.

As an investor in the Buffered Securities, you will not be entitled to receive dividends, if any, that may be payable on the basket stocks.

Neither we nor any of our affiliates makes any representation to you as to the performance of any of the basket stocks or the basket as a whole.

ACE Limited is a property and casualty insurance and reinsurance organization. Its Commission file number is 001-11778.			Aflac Incorporated is in the business of supplemental health and life insurance. Its Commission file number is 001-07434.
ACE Limited	High	Low	Aflac Incorporated	High	Low
(Common Code: 010366437 ISIN: KYG0070K1031)			(CUSIP 001055102)
2005			2005
First Quarter	47.25	41.27	First Quarter	40.16	37.05
Second Quarter	45.90	38.70	Second Quarter	43.76	35.70
Third Quarter	47.31	43.48	Third Quarter	46.31	43.22
Fourth Quarter	56.57	45.58	Fourth Quarter	49.60	44.74
2006			2006
First Quarter	56.66	52.01	First Quarter	49.30	45.13
Second Quarter	55.54	48.18	Second Quarter	49.15	44.55
Third Quarter	55.98	48.99	Third Quarter	46.81	42.46
Fourth Quarter	61.16	54.09	Fourth Quarter	46.00	43.65
2007			2007
First Quarter	60.35	53.22	First Quarter	49.26	45.64
Second Quarter	62.54	57.21	Second Quarter	53.59	47.34
Third Quarter	63.97	54.23	Third Quarter	57.04	50.70
Fourth Quarter	63.33	56.83	Fourth Quarter	62.90	56.47
2008			2008
First Quarter	61.65	53.66	First Quarter	65.55	58.72
Second Quarter (through June 27, 2008)	62.67	55.24	Second Quarter (through June 27, 2008)	68.22	62.82

The Allstate Corporation is primarily engaged in the personal property and casualty insurance business and the life insurance, retirement and investment products business.  Its Commission file number is 001-11840.
			American Express Company is principally involved in charge and credit payment card products and travel-related services. Its Commission file number is 001-07657.
The Allstate Corporation	High	Low	American Express Company	High	Low
(CUSIP 020002101)			(CUSIP 025816109)
2005			2005
First Quarter	54.75	49.67	First Quarter	49.68	44.01
Second Quarter	60.36	52.72	Second Quarter	48.14	43.60
Third Quarter	62.33	51.83	Third Quarter	52.05	46.39
Fourth Quarter	57.48	51.91	Fourth Quarter	52.84	47.15
2006			2006
First Quarter	55.74	50.56	First Quarter	54.87	51.40
Second Quarter	57.61	50.42	Second Quarter	54.78	51.00
Third Quarter	62.84	54.73	Third Quarter	56.08	50.62
Fourth Quarter	65.92	61.04	Fourth Quarter	61.90	55.18
2007			2007
First Quarter	65.36	58.93	First Quarter	60.36	54.75
Second Quarter	63.47	59.58	Second Quarter	65.07	55.86
Third Quarter	62.09	51.17	Third Quarter	65.55	56.74
Fourth Quarter	58.84	49.22	Fourth Quarter	63.23	50.84
2008			2008
First Quarter	52.67	45.72	First Quarter	51.04	40.04
Second Quarter (through June 27, 2008)	51.89	46.52	Second Quarter (through June 27, 2008)	51.33	38.04

July 2008	Page A-1

Buffered Securities due November 30, 2011
Based on the Performance of a Basket of Financial Services Sector Stocks

American International Group, Inc. is engaged in insurance and insurance-related activities. Its Commission file number is 001-08787.			Bank of America Corporation provides banking and non-banking financial services and products. Its Commission file number is 001-06523.
American International Group, Inc.	High	Low	Bank of America Corporation	High	Low
(CUSIP 026874107)			(CUSIP 060505104)
2005			2005
First Quarter	73.12	55.41	First Quarter	47.08	43.66
Second Quarter	58.48	50.35	Second Quarter	47.08	44.01
Third Quarter	62.67	58.61	Third Quarter	45.98	41.60
Fourth Quarter	69.10	61.11	Fourth Quarter	46.99	41.57
2006			2006
First Quarter	70.83	65.35	First Quarter	47.08	43.09
Second Quarter	66.54	58.67	Second Quarter	50.47	45.48
Third Quarter	66.48	57.76	Third Quarter	53.57	47.98
Fourth Quarter	72.81	66.30	Fourth Quarter	54.90	51.66
2007			2007
First Quarter	72.15	66.77	First Quarter	54.05	49.46
Second Quarter	72.65	66.49	Second Quarter	51.82	48.80
Third Quarter	70.44	61.64	Third Quarter	51.87	47.00
Fourth Quarter	70.11	51.33	Fourth Quarter	52.71	41.10
2008			2008
First Quarter	59.32	39.80	First Quarter	45.03	35.31
Second Quarter (through June 27, 2008).	49.04	27.75	Second Quarter (through June 27, 2008).	40.86	24.59

The Bank of New York Mellon Corporation is a global financial services company. Its Commission file number is 000-52710.			The Charles Schwab Corporation engages in securities brokerage, banking and related financial services. Its Commission file number is 001-09700.
The Bank of New York Mellon Corporation	High	Low	The Charles Schwab Corporation	High	Low
(CUSIP 064058100)			(CUSIP 808513105)
2005			2005
First Quarter	35.31	30.46	First Quarter	11.66	10.01
Second Quarter	31.35	28.88	Second Quarter	11.83	9.87
Third Quarter	33.12	30.41	Third Quarter	14.50	11.33
Fourth Quarter	34.94	30.56	Fourth Quarter	16.00	13.04
2006			2006
First Quarter	38.20	33.18	First Quarter	18.13	14.43
Second Quarter	39.04	33.03	Second Quarter	18.45	14.55
Third Quarter	37.81	33.35	Third Quarter	17.91	14.26
Fourth Quarter	42.33	35.59	Fourth Quarter	19.36	16.64
2007			2007
First Quarter	45.91	40.40	First Quarter	20.35	17.76
Second Quarter	44.67	40.78	Second Quarter	22.69	18.55
Third Quarter	46.72	39.52	Third Quarter	22.48	17.90
Fourth Quarter	49.82	43.87	Fourth Quarter	25.55	21.60
2008			2008
First Quarter	49.17	39.82	First Quarter	24.78	18.04
Second Quarter (through June 27, 2008).	45.70	38.63	Second Quarter (through June 27, 2008).	22.78	18.31

July 2008	Page A-2

Buffered Securities due November 30, 2011
Based on the Performance of a Basket of Financial Services Sector Stocks

Citigroup Inc. provides financial services to consumer and corporate customers. Its Commission file number is 001-09924.			The Goldman Sachs Group, Inc. is an investment banking, securities and investment management firm. Its Commission file number is 001-14965.
Citigroup Inc.	High	Low	The Goldman Sachs Group, Inc.	High	Low
(CUSIP 172967101)			(CUSIP 38141G104)
2005			2005
First Quarter	47.25	41.27	First Quarter	112.80	102.86
Second Quarter	45.90	38.70	Second Quarter	113.53	95.50
Third Quarter	47.31	43.48	Third Quarter	121.58	102.71
Fourth Quarter	56.57	45.58	Fourth Quarter	134.12	113.18
2006			2006
First Quarter	56.66	52.01	First Quarter	156.96	127.04
Second Quarter	55.54	48.18	Second Quarter	168.55	138.50
Third Quarter	55.98	48.99	Third Quarter	170.00	140.10
Fourth Quarter	61.16	54.09	Fourth Quarter	205.10	170.69
2007			2007
First Quarter	60.35	53.22	First Quarter	220.94	190.00
Second Quarter	62.54	57.21	Second Quarter	233.64	205.65
Third Quarter	63.97	54.23	Third Quarter	224.55	164.90
Fourth Quarter	63.33	56.83	Fourth Quarter	247.92	201.51
2008			2008
First Quarter	61.65	53.66	First Quarter	207.78	151.02
Second Quarter (through June 27, 2008)	62.67	55.24	Second Quarter (through June 27, 2008)	200.27	162.40

JPMorgan Chase & Co. provides investment banking, retail financial, card product, commercial banking, treasury and securities and asset management services. Its Commission file number is 001-05805.
Loews Corporation operates in several lines of business including commercial property and casualty insurance, production and sale of cigarettes, operation of offshore oil and gas drilling rigs, exploration, production and marketing of natural gas, operation of interstate natural gas transmission pipeline systems and the operation of hotels.  Its Commission file number is 001-06541.

JPMorgan Chase & Co.	High	Low	Loews Corporation	High	Low
(CUSIP 46625H100)			(CUSIP 540424108)
2005			2005
First Quarter	39.15	34.58	First Quarter	24.72	22.46
Second Quarter	36.26	33.77	Second Quarter	26.57	23.15
Third Quarter	35.86	33.58	Third Quarter	31.22	25.86
Fourth Quarter	40.20	33.27	Fourth Quarter	32.60	29.38
2006			2006
First Quarter	42.11	38.05	First Quarter	34.26	30.75
Second Quarter	46.65	39.95	Second Quarter	36.79	33.24
Third Quarter	47.22	40.71	Third Quarter	38.79	34.85
Fourth Quarter	48.95	46.01	Fourth Quarter	41.92	37.49
2007			2007
First Quarter	51.65	46.70	First Quarter	45.96	40.37
Second Quarter	53.20	48.24	Second Quarter	53.01	46.10
Third Quarter	50.05	43.00	Third Quarter	52.39	43.62
Fourth Quarter	47.58	40.46	Fourth Quarter	50.34	44.27
2008			2008
First Quarter	48.25	36.48	First Quarter	50.62	39.19
Second Quarter (through June 27, 2008)	49.25	35.05	Second Quarter (through June 27, 2008)	50.72	41.09

July 2008	Page A-3

Buffered Securities due November 30, 2011
Based on the Performance of a Basket of Financial Services Sector Stocks

Merrill Lynch & Co., Inc. is a capital markets, advisory and wealth management company. Its Commission file number is 001-07182.			PNC Financial Services Group, Inc. is engaged in retail, corporate and institutional banking, asset management and global fund processing services. Its Commission file number is 001-09718.
Merrill Lynch & Co., Inc.	High	Low	PNC Financial Services Group, Inc.	High	Low
(CUSIP 590188108)			(CUSIP 693475105)
2005			2005
First Quarter	61.55	56.33	First Quarter	56.57	50.40
Second Quarter	56.96	52.48	Second Quarter	55.68	49.38
Third Quarter	61.35	55.05	Third Quarter	58.47	54.37
Fourth Quarter	69.02	59.65	Fourth Quarter	65.00	55.16
2006			2006
First Quarter	78.82	67.95	First Quarter	71.16	62.41
Second Quarter	80.33	65.41	Second Quarter	71.60	65.85
Third Quarter	79.09	67.49	Third Quarter	73.32	68.60
Fourth Quarter	93.56	78.44	Fourth Quarter	74.98	68.07
2007			2007
First Quarter	97.53	79.22	First Quarter	76.23	69.73
Second Quarter	94.17	82.78	Second Quarter	75.85	70.79
Third Quarter	87.39	68.94	Third Quarter	73.87	64.09
Fourth Quarter	76.67	51.23	Fourth Quarter	73.89	64.30
2008			2008
First Quarter	58.40	39.93	First Quarter	68.81	56.63
Second Quarter (through June 27, 2008)	52.71	32.70	Second Quarter (through June 27, 2008)	71.74	56.55

Prudential Financial, Inc. offers financial products and services including life insurance annuities, mutual funds, pension and retirement-related services, investment management, real estate brokerage relocation, and retail securities brokerage services.  Its Commission file number is 001-16707.
			State Street Corporation is involved in investment servicing and management. Its Commission file number is 001-07511.
Prudential Financial, Inc.	High	Low	State Street Corporation	High	Low
(CUSIP 744320102)			(CUSIP 857477103)
2005			2005
First Quarter	59.32	52.62	First Quarter	48.71	42.78
Second Quarter	66.30	55.23	Second Quarter	51.08	40.68
Third Quarter	68.30	63.09	Third Quarter	51.38	47.42
Fourth Quarter	77.96	63.27	Fourth Quarter	59.29	48.85
2006			2006
First Quarter	77.48	73.19	First Quarter	62.95	56.77
Second Quarter	78.89	74.43	Second Quarter	65.91	56.86
Third Quarter	79.06	71.47	Third Quarter	63.67	54.49
Fourth Quarter	86.84	76.03	Fourth Quarter	68.36	61.50
2007			2007
First Quarter	93.10	85.69	First Quarter	72.06	62.28
Second Quarter	103.17	90.21	Second Quarter	70.45	64.66
Third Quarter	98.71	84.28	Third Quarter	72.06	59.48
Fourth Quarter	101.09	89.46	Fourth Quarter	82.24	67.37
2008			2008
First Quarter	91.36	67.36	First Quarter	85.37	72.73
Second Quarter (through June 27, 2008)	82.21	63.76	Second Quarter (through June 27, 2008)	84.85	64.01

July 2008	Page A-4

Buffered Securities due November 30, 2011
Based on the Performance of a Basket of Financial Services Sector Stocks

The Travelers Companies, Inc. provides commercial and personal property and casualty insurance products and services. Its Commission file number is 001-10898.			U.S. Bancorp is in the business of wholesale banking, payment services, wealth management and consumer banking. Its Commission file number is 001-06880.
The Travelers Companies, Inc.	High	Low	U.S. Bancorp	High	Low
(CUSIP 89417E109)			(CUSIP 902973304)
2005			2005
First Quarter	39.40	35.89	First Quarter	31.06	28.30
Second Quarter	39.87	33.71	Second Quarter	29.76	27.16
Third Quarter	45.14	39.60	Third Quarter	30.64	28.08
Fourth Quarter	46.70	41.37	Fourth Quarter	30.92	27.57
2006			2006
First Quarter	47.65	40.75	First Quarter	31.19	29.03
Second Quarter	45.86	41.02	Second Quarter	31.82	30.33
Third Quarter	47.39	42.62	Third Quarter	33.30	30.71
Fourth Quarter	54.23	46.43	Fourth Quarter	36.69	33.08
2007			2007
First Quarter	53.74	49.59	First Quarter	36.68	34.77
Second Quarter	56.76	51.85	Second Quarter	35.03	32.95
Third Quarter	55.01	48.38	Third Quarter	33.98	29.26
Fourth Quarter	55.18	50.05	Fourth Quarter	33.71	30.49
2008			2008
First Quarter	53.06	44.92	First Quarter	34.81	28.44
Second Quarter (through June 27, 2008).	52.15	44.11	Second Quarter (through June 27, 2008)	34.93	28.31

Wachovia Corporation provides commercial and retail banking and trust services. Its Commission file number is 001-10000.			Wells Fargo & Company provides retail, commercial and corporate banking services. Its Commission file number is 001-02979.
Wachovia Corporation	High	Low	Wells Fargo & Company	High	Low
(CUSIP 929903102)			(CUSIP 949746101)
2005			2005
First Quarter	56.01	49.91	First Quarter	31.13	29.19
Second Quarter	53.07	49.52	Second Quarter	30.97	29.08
Third Quarter	51.34	47.23	Third Quarter	31.44	29.06
Fourth Quarter	55.13	46.49	Fourth Quarter	32.17	28.89
2006			2006
First Quarter	57.69	51.09	First Quarter	32.69	30.52
Second Quarter	59.85	52.03	Second Quarter	34.64	32.17
Third Quarter	56.67	52.40	Third Quarter	36.50	33.44
Fourth Quarter	57.49	53.37	Fourth Quarter	36.81	35.11
2007			2007
First Quarter	58.77	53.88	First Quarter	36.56	33.47
Second Quarter	56.81	51.25	Second Quarter	36.42	34.01
Third Quarter	52.64	44.94	Third Quarter	37.37	32.81
Fourth Quarter	51.80	38.03	Fourth Quarter	37.47	29.49
2008			2008
First Quarter	38.76	25.60	First Quarter	34.08	25.48
Second Quarter (through June 27, 2008)	30.08	16.22	Second Quarter (through June 27, 2008)	31.49	24.03

July 2008	Page A-5